UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  June 20, 2011

GNC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35113	20-8536244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 288-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 20, 2011, Beth J. Kaplan, the President and Chief Merchandising and Marketing Officer of GNC Holdings, Inc. (the “Company”), resigned from all of her positions with the Company and its subsidiaries, including as a director and as President and Chief Merchandising and Marketing Officer of the Company.

In connection with Ms. Kaplan’s resignation, Ms. Kaplan will receive benefits commensurate with the benefits payable to her upon a termination without cause under the Employment Agreement, effective January 2, 2008, among Ms. Kaplan, the Company and General Nutrition Centers, Inc., as amended.  In connection with Ms. Kaplan’s resignation, she executed a release of claims against the Company and certain of its affiliates.

Effective June 20, 2011, Joseph Fortunato, who is 58 years old, was appointed as President of the Company.  Mr. Fortunato has served as the Chief Executive Officer or President and Chief Executive Officer since November 2005.  Other than reflecting the change to Mr. Fortunato’s title, there are no changes to Mr. Fortunato’s employment agreement.

Effective June 20, 2011, the Board of Directors (the “Board”) of the Company elected Amy B. Lane to the Board as a Class I director, with her term expiring as of the annual meeting of the stockholders of the Company to be held in 2012.  Ms. Lane was also appointed to the Audit Committee (the “Committee”) of the Board.  Effective June 20, 2011, Norman Axelrod resigned from the Committee.

There are no arrangements or understandings between Ms. Lane and any other person pursuant to which she was elected to the Board, and there are no relationships between Ms. Lane and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Ms. Lane will receive (1) a pro-rated annual cash retainer of $45,000 for her service as a director, (2) a pro-rated annual cash retainer of $6,000 for her service on the Committee and (3) a grant of non-qualified stock options under the GNC Holdings, Inc. 2011 Stock and Incentive Plan to purchase up to 35,000 shares of the Company’s Class A common stock, par value $0.001 per share, which will vest in equal installments over a five year period from the date of grant.

Copies of the Company’s press releases announcing the foregoing matters are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                                                                 Exhibits:

Exhibit Number	Description

99.1	Press Release, dated June 20, 2011

99.2	Press Release, dated June 20, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 20, 2011

GNC HOLDINGS, INC.

By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President, Chief Legal Officer
and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated June 20, 2011
99.2	Press Release, dated June 20, 2011